Questions 22 and 23

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Addendum to Questions 22 and 23 on Form N-SAR

22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S.

Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS

22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant

                                            IRS Number      Purchases

Name of Entity                                           (000s omitted)

BNP PARIBAS SECURITIES CORP.                13-3235334      134,282,330

WELLS FARGO BANK                            41-0449260      132,745,654

TORONTO DOMINION BANK                       13-5640479      115,249,202

DEUTSCHE BANK SECURITIES, INC.              13-2730328       68,954,336

CITIGROUP, INC.                             52-1568099       62,247,628

BARCLAYS CAPITAL INC.                       05-0346412       47,493,900

CREDIT SUISSE FIRST BOSTON CORP.            13-5659485       29,473,334

BANK OF AMERICA SECURITIES LLC              56-2058405       29,039,278

JPMORGAN CHASE & CO.                        13-3224016       19,961,612

STATE STREET CORP.                          04-1867445        9,539,552

                                                             Sales by

                                            IRS Number      Registrant

Name of Entity                                           (000s omitted)

BNP PARIBAS SECURITIES CORP.                13-3235334          951,908

WELLS FARGO BANK                            41-0449260        1,880,463

TORONTO DOMINION BANK                       13-5640479                0

DEUTSCHE BANK SECURITIES, INC.              13-2730328        7,870,895

CITIGROUP, INC.                             52-1568099        4,740,445

BARCLAYS CAPITAL INC.                       05-0346412        5,392,280

CREDIT SUISSE FIRST BOSTON CORP.            13-5659485       12,247,045

BANK OF AMERICA SECURITIES LLC              56-2058405        4,814,281

JPMORGAN CHASE & CO.                        13-3224016       13,147,358

STATE STREET CORP.                          04-1867445        9,548,808

23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:

    681,676,720 D. Total Sales: 78,766,253

                               SCREEN NUMBER : 12